Exhibit 5.1

BRL Law Group LLC

425 Boylston Street, 3 rd  Floor

Boston, Massachusetts 02116

June 29, 2018

Brainstorm Cell Therapeutics Inc.

1745 Broadway, 17th Floor

New York, NY 10019

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof, for the registration of an aggregate of 2,458,201 shares of Common Stock, $0.00005 par value per share (the “Common Stock”) of Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), consisting of 2,458,201 shares of Common Stock issuable upon the exercise of warrants (the “Warrant Shares”), all of which Warrant Shares, if and when sold, will be sold by the selling stockholders named in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinions set forth below are limited to the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law) and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Warrant Shares have been duly authorized, and when issued upon exercise of the warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ BRL Law Group LLC
BRL Law Group LLC